MEMBERSHIP AGREEMENT
CRD No. 150156

The continued membership of ***Kent Capital, Inc.*** with FINRA is contingent upon the execution of this Membership Agreement ("Agreement") and its submission to the Membership Application Program Group ("Staff") at One World Financial Center, 200 Liberty Street, New York, NY 10281 by no later than August 27, 2012.

This Agreement shall remain in effect and bind ***Kent Capital, Inc.*** and all of its successors to ownership or control unless this Agreement is changed, removed, or modified pursuant to applicable NASD rules.

A. Undertakings

Kent Capital, Inc. undertakes to: (1) abide by any restriction specified in Section C below; (2) obtain the prior approval of FINRA pursuant to Rule 1017 before removing or modifying any restrictions imposed or before effecting a material change in business operations; and (3) file a written notice and application with FINRA at least 30 days prior to effecting a change in ownership or control pursuant to Rule 1017.

B. Business Activities

The activities in which ***Kent Capital, Inc.*** may engage are based on its business plan, any additional information provided during or subsequent to the membership application process and such other activities as may be permissible pursuant to the NASD Membership Rules. ***Kent Capital, Inc.*** will:

(1) Maintain a minimum net capital requirement of $5,000 pursuant to SEC Rule 15c3-1(a)(2)(vi) (the Net Capital Rule).

(2) Operate pursuant to SEC Rule 15c3-3(k)(2)(i) (the Customer Protection Rule). ***Kent Capital, Inc.*** will not hold customer funds or safekeep customer securities.

(3) Engage in the following types of business:

   A. Real estate syndicator; and
   B. Private placements of securities.

(4) Operate one (1) office location which shall be the home office.

(5) Employ three (3) associated persons (registered and unregistered) who have direct contact with customers in the conduct of the firm's securities sales, trading and investment banking activities, including the immediate supervisors of such persons.

C. Restrictions

None.

D. Waiver/Exemption

The firm is granted a waiver from the requirement to qualify two Registered Principals. FINRA is not precluded from withdrawing this waiver should changes occur in the factors upon which the decision to grant the waiver is based. Such changes include expansions pursuant to the Safe Harbor provisions of IM 1011-1 that may require the firm to employ at least one additional principal to ensure adequate supervision in compliance with NASD Rule 3010.

E. Notifications

Kent Capital, Inc. will promptly notify FINRA through the District Office where it maintains its principal place of business if:

(1) the firm changes its (a) clearing entity or service bureau, or method of clearance (b) method of bookkeeping or recordkeeping (e.g. computer to manual, or utilizing an outside computer service).

(2) the firm has effected any significant change in the firm's key personnel, including but not limited to, change or loss of the (General, DPP, etc.) Securities Principal, Chief Compliance Officer, and/or Financial and Operations Principal.

F. Certification

Pursuant to Article IV, Section 1, of the FINRA By-Laws, ***Kent Capital, Inc.*** agrees:

(1) to comply with the federal securities laws, the rules and regulations thereunder, the rules of the Municipal Securities Rulemaking Board and the Treasury Department, the By-Laws of the FINRA and the NASD Rules, and all rulings, orders, directions, and decisions issued and sanctions imposed under the NASD Rules;

(2) to pay such dues, assessments, and other charges in the manner and amount as from time to time shall be fixed pursuant to the FINRA By-Laws, Schedules to the FINRA By-Laws, and the NASD Rules; and

(3) that this Agreement has been executed on behalf of, and with the authority of, ***Kent Capital, Inc.*** The undersigned and ***Kent Capital, Inc.*** represent that the information and statements contained within the application and other information filed are current, true, and complete. The undersigned and ***Kent Capital, Inc.*** further represent that to the extent any information previously submitted is not amended, such information is currently accurate and complete and agree that the information contained in Form BD will be kept current and accurate by proper amending the form as changes occur.

Any activity that does not conform to the provisions set forth in this Agreement may form the basis for disciplinary action by FINRA against ***Kent Capital, Inc.***, its owners, or associated persons.

Signature:

Bryan P. Healey, President/CEO/CCO

8/4/2012

Date